Exhibit 99.1

FOXO Technologies Inc. Subsidiary, Big South Fork Medical Center, Expands Clinical Capabilities

WEST PALM BEACH, FL, January 20, 2026 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (OTC: FOXO) (“FOXO” or the “Company”) today announced that its critical access-designated acute care hospital, Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), has expanded its clinical capabilities through the addition of inpatient tele-specialty services and cardiac diagnostics.

In partnership with Rural Physicians Group, Big South Fork Medical Center now provides inpatient tele-specialty coverage in cardiology, pulmonology, and nephrology, enabling more patients to receive specialty evaluation and treatment locally. The hospital has historically transferred out a number of patients each month that required these services. The hospital also recently completed the implementation of on-site echocardiography services and has partnered with CompuMed to provide professional interpretation of echo studies performed at the facility.

“These additions strengthen our ability to treat patients locally while maintaining appropriate clinical oversight,” said Cathal McGuckin, Interim Chief Executive Officer of Big South Fork Medical Center. “Tele-specialty support, combined with expanded diagnostics, improves care access and reduces unnecessary patient transfers.”

“This expansion reflects FOXO’s commitment to building a practical, technology-enabled care model to ensure long-term sustainability for our flagship rural hospital.,” noted Seamus Lagan, Chief Executive Officer of FOXO. “By strengthening clinical infrastructure and expanding access to specialty services, we believe our hospital can increase its net revenues and continue to effectively serve patients in their communities well into the future.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates four key subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for medically supervised withdrawal treatment and residential treatment and outpatient services for MAT and OBOT programs.

Vector BioSource, Inc. is an information, data and biospecimen sourcing provider serving the biotechnology, clinical research and pharmaceutical research industries.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements that include words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “estimates,” “may,” “will,” “should,” “could,” or similar expressions, are forward-looking statements. These statements are not historical facts, including statements about FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151